SCHEDULE A

                         RULE 10F-3 TRANSACTIONS REPORT
                       APRIL 1, 2003 THROUGH JUNE 30, 2003
             AFFILIATED UNDERWRITER: BANC OF AMERICA SECURITIES, LLC

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                                Type of
                               Security*    Date                                 Principal/            Price
Issuer                         (1), (2), Offering   Purchase                      Shares    Price/     Paid          % of  % of Fund
                               (3), (4)  Commenced  Date       Selling Broker**  Purchased  Par        By Fund       Issue   Assets
------------------------------------------------------------------------------------------------------------------------------------

NATIONS MASTER INVESTMENT TRUST
NATIONS HIGH YIELD BOND
   MASTER PORTFOLIO
Vivendi Universal S. A.           3     04/03/03   04/03/03      Goldman Sachs  2,455,000   $100.000   $2,455,000     0.26%   0.33%
                                                                   Lehman
Six Flags                         3     04/09/03   04/09/03        Brothers     1,190,000   $100.000   $1,190,000     0.28%   0.15%
Manor Care Inc.                   3     04/10/03   04/10/03      J.P. Morgan      790,000    $99.686     $787,519     0.39%   0.10%
                                                                   Salomon
Equistar Chemicals, LP            3     04/14/03   04/14/03        Brothers     3,120,000   $100.000   $3,120,000     0.69%   0.40%
Owens-Illinois Group, Inc.
  due 2013                        3     04/29/03   04/29/03      Deutche Bank   4,160,000   $100.000   $4,160,000     1.19%   0.48%
Owens-Illinois Group, Inc.
  due 2011                        3     04/29/03   04/29/03      Deutche Bank   2,080,000   $100.000   $2,080,000     0.46%   0.24%
                                                                   Lehman
Apogent Technologies Inc.         3     05/22/03   05/22/03        Brothers     2,585,000   $100.000   $2,585,000     1.03%   0.28%
Vertis                            3     05/22/03   05/22/03      Deutche Bank   4,120,000    $97.347   $4,010,696     1.60%   0.43%
El Paso Production Holdings       3     05/23/03   05/23/03      Deutche Bank   4,280,000   $100.000   $4,280,000     0.36%   0.46%
Crum & Forster                    3     05/29/03   05/29/03      J.P. Morgan    5,600,884    $96.000   $5,376,848     2.80%   0.57%
                                                                   Lehman
CBD Media, LLC                    3     06/10/03   06/10/03        Brothers     3,285,000   $100.000   $3,285,000     2.19%   0.32%
Tenneco Automotive Inc.           3     06/10/03   06/10/03      J.P. Morgan      940,000   $100.000     $940,000     0.31%   0.09%
                                                                   Morgan
American Color Graphics           3     06/19/03   06/19/03       Stanley       3,330,000   $100.000   $3,330,000     1.19%   0.31%
General Motors Acceptance                                         Merrill
  Corporation                     3     06/26/03   06/26/03        Lynch          276,144   $100.000     $276,144     0.03%   0.03%
General Motors Acceptance                                         Merrill
  Corporation                     3     06/26/03   06/26/03        Lynch        5,138,258   $100.000   $5,138,258     0.51%   0.49%


NATIONS INTERMEDIATE BOND
  MASTER PORTFOLIO
BHP Billiton Finance              1     04/14/03   04/14/03       Citigroup       641,000    $99.890     $640,295     0.08%   0.08%
Cox Enterprises Corporation       3     04/14/03   04/14/03      J.P. Morgan      837,000    $99.935     $836,456     0.17%   0.11%
                                                                   Lehman
Wal-Mart  4.55% 5/1/13            1     04/22/03   04/22/03       Brothers        850,000    $99.753     $847,901     0.06%   0.11%
Hartford Financial Services       1     05/19/03   05/19/03        Wachovia       590,000    $99.884     $589,316     0.24%   0.07%
Daimler Chrysler 3.375% 6/4/08    1     05/28/03   05/28/03      Deutche Bank   4,282,000    $99.657   $4,267,313     0.17%   0.54%
Rio Tinto Financial USA Ltd       1     06/12/03   06/12/03     J.P. Morgan       769,000    $99.978     $768,831     0.13%   0.10%
Electronic Data Systems           1     06/25/03   06/25/03      Citigroup        342,000    $98.434     $336,644     0.08%   0.04%


NATIONS MARSICO 21ST CENTURY
  MASTER PORTFOLIO
                                                                  Lehman
FormFactor, Inc.                  1     06/11/03   06/11/03      Brothers          12,600    $14.000     $176,400     0.21%   0.28%
                                                                  Morgan
FormFactor, Inc.                  1     06/11/03   06/11/03      Stanley           75,600    $14.000   $1,058,400     1.26%   1.70%
                                                                 Needham &
FormFactor, Inc.                  1     06/11/03   06/11/03      Company           25,200    $14.000     $352,800     0.42%   0.57%
                                                               Thomas Weisel
FormFactor, Inc.                  1     06/11/03   06/11/03      Partners          12,600    $14.000     $176,400     0.21%   0.28%


HIGH YIELD PORTFOLIO
Vivendi Universal Corporation     1     04/03/03   04/03/03     Goldman Sachs   2,615,000   $100.000   $2,615,000     0.28%   1.13%
                                                                Deutche Bank
Park Place Entertainment Corp     1     04/08/03   04/08/03     -Alex Brown       436,000   $100.000     $436,000     0.15%   0.19%
                                                                   CIBC
Alpharma Inc. Sr. Notes           1     04/16/03   04/16/03     World Markets     417,000   $100.000     $417,000     0.19%   0.18%
Equistar Chemicals Corporation
  Sr. Notes 10.625%               1     04/16/03   04/16/03      Citigroup      1,667,000   $100.000   $1,667,000     0.37%   0.72%
                                                                  Salomon
Flextronics                       1     05/05/03   05/05/03     Smith Barney    3,567,000   $100.000   $3,567,000     0.89%   1.50%
El Paso Production Holding                                      Credit Suisse
  Company                         1     05/20/03   05/20/03     First Boston      880,000   $100.000     $880,000     0.07%   0.37%
Apogent Technologies              1     05/22/03   05/22/03      UBS Warburg      836,000   $101.000     $844,360     0.33%   0.36%
Georgia Pacific                   1     05/22/03   05/22/03      UBS Warburg    8,385,000   $100.000   $8,385,000     2.40%   3.54%
                                                                  Lehman
Williams Company 8% 6/1/10        1     06/05/03   06/05/03      Brothers       1,245,000   $100.000   $1,245,000     0.16%   0.51%
                                                                  Lehman
CBD Media, LLC 8.625% 6/1/2011    1     06/09/03   06/09/03      Brothers         427,000   $100.000     $427,000     0.28%   0.17%
Tenneco Automotive Inc.           1     06/10/03   06/10/03     J.P. Morgan       438,000   $100.000     $438,000     0.13%   0.18%
Centennial Cellular 10.125%                                     Credit Suisse
  6/15/2013                       1     06/16/03   06/16/03     First Boston    2,233,000   $100.000   $2,233,000     0.45%   0.90%
Domino's Inc Sr, sub notes
  8.25% due 7/11/2011             1     06/18/03   06/18/03      J.P. Morgan      857,000    $99.278     $850,812     0.21%   0.34%
                                                                  Morgan
American Color Graphics           1     06/19/03   06/19/03      Stanley          216,000   $100.000     $216,000     0.08%   0.08%

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* The following designations identify whether the securities are: (1) part of a
Registered Offering; (2) part of an Eligible Foreign Offering; (3) part of an Eligible Rule 144A Offering; or (4) Eligible Municipal Securities, as such terms are defined in the Procedures for Investment Pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.

** The Selling Broker is not affiliated with the Affiliated Underwriter.

The amount of securities of any class purchased by a Fund aggregated with purchases by any other investment company advised by the Adviser, and any purchases by another account with respect to which the Adviser has investment discretion if the Adviser exercised such investment discretion with respect to the purchase, shall not exceed (i) 25% of the principal amount of the offering of such class or (ii) if an Eligible Rule 144A offering, 25% of the total of the principal amount of the offering of such class sold to qualified institutional buyers plus the principal amount of the offering of such class in any concurrent public offering.
The securities were offered in a firm commitment underwriting (unless a rights offering) and the securities purchased were of an issuer who had been in continuous operations for not less than three years, including predecessors (except for Eligible Municipal Securities).